Veramark Announces Third Quarter 2011 Results

ROCHESTER, NY -- (Marketwire - November 02, 2011) - Veramark Technologies, Inc. (OTCQB: VERA) (PINKSHEETS: VERA) a leading provider of Telecom Expense Management (TEM) solutions, today announced net income of $86,000, or $0.01 per share, for its third quarter ended September 30, 2011. For the same quarter of 2010 Veramark reported net income of $214,000, or $0.02 per share. The Company incurred a net loss of $532,000, or $0.05 per share for the first nine months of 2011 as a result of an $863,000 charge against income in the first half of 2011 for legal and settlement costs of a patent infringement complaint filed against the Company and two other defendants. Excluding this charge, non-GAAP net income was $331,000 or $0.03 per share for the nine month period. For the nine months ended September 30, 2010 the Company reported net income of $403,000, or $0.04 per share.

The Company reports revenues of $3,429,000 for the third quarter of 2011 as compared to $3,628,000 for the same quarter of 2010. Revenues of $10,062,000 for the nine months ended September 30, 2011 increased 5 percent from revenues of $9,577,000 for the first nine months of 2010.

Tony Mazzullo, Veramark's President and Chief Executive Officer stated, "We continue to be pleased with our deal flow. Orders of $4.9 million during the third quarter increased 14 percent from the same quarter of 2010, and orders of $12.9 million during the first nine months of 2011 increased 33 percent from a year ago. The majority of the new orders are for multi-year TEM contracts that will produce recurring revenue in future periods as the related services are performed. As of September 30, 2011 our backlog of recurring revenues has grown to $12.1 million, an increase of 26 percent from the $9.6 million of recurring revenue entering 2011. We expect approximately $7.8 million will be recognized as revenue within the next twelve (12) months."

During 2011, Veramark has added significant orders for mobile device management, including invoice consolidation, data analytics and program optimization. Veramark anticipates that it will soon reach a milestone of managing expenses for over one million mobile devices.

Mr. Mazzullo and Ron Lundy, Vice President of Finance and CFO, will host a teleconference to discuss the 2011 third quarter results on Thursday, November 3, at 2:00 PM Eastern Time. To access the conference call, dial (800) 936-4761.

                         VERAMARK TECHNOLOGIES, INC.
                      CONDENSED STATEMENT OF OPERATIONS
                                 (Unaudited)

                             Three Months Ended
                                September 30

                                                     2011           2010
                                                -------------  -------------
Revenues                                        $   3,429,339  $   3,628,327
                                                =============  =============
Income Before Taxes                                    85,541        213,818
Income Taxes                                                -              -
                                                -------------  -------------
Net Income                                      $      85,541  $     213,818
                                                =============  =============
Net Income Per Diluted Share                    $        0.01  $        0.02
                                                =============  =============
Diluted Weighted Average
Number of Shares Outstanding                       10,483,391     10,126,558
                                                =============  =============

                              Nine Months Ended
                                September 30

                                                     2011           2010
                                                -------------  -------------
Revenues                                        $  10,062,305  $   9,577,247
                                                =============  =============
Income (Loss) Before Taxes                           (532,349)       402,673
Income Taxes                                                -              -
                                                -------------  -------------
Net Income (Loss)                               $    (532,349) $     402,673
                                                =============  =============
Net Income (Loss) Per Diluted Share             $       (0.05) $        0.04
                                                =============  =============
Diluted Weighted Average
Number of Shares Outstanding                       10,234,239     10,012,460
                                                =============  =============

Non-GAAP Financial Information
This press release contains non-GAAP financial information relating to net income and diluted earnings per share (EPS). Included below is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.

The Company has disclosed information related to net income and diluted EPS on a non-GAAP basis to supplement its condensed statement of operations presented in accordance with GAAP. These non-GAAP financial measures exclude certain items that are included in the Company's net income and EPS. Specifically excluded are one-time charges for legal and settlement costs of a patent infringement complaint filed against the Company and two other defendants.

Management believes that these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period over period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures.

Reconciliation of GAAP to Non-GAAP Income and Earnings per Share

                              Nine Months Ended
                                September 30
                                                        2011         2010
                                                    -----------  -----------
GAAP Income (Loss) Before Taxes                     $  (532,349) $   402,673
Litigation and Settlement Expenses                      862,995            -
                                                    -----------  -----------
Non-GAAP Income                                     $   330,646  $   402,673
                                                    ===========  ===========

GAAP Net Income (Loss) Per Diluted Share                  (0.05)        0.04
Per Share Impact of Litigation                             0.08            -
                                                    ===========  ===========
Non-GAAP Net Income Per Diluted Share               $      0.03  $      0.04
                                                    ===========  ===========

About Veramark Technologies, Inc.
Veramark is a leading provider of innovative cost management solutions that help enterprises reduce operational expenses associated with their mobile and fixed communications networks and ensure that these networks are used appropriately. Veramark solutions for telecom expense management, which include call accounting solutions, drive down costs by eliminating waste, identifying billing errors, and optimizing programs for mobile, voice and data communications. Veramark solutions enable enterprises to spend less for the telecom services they need to support their business. For more information, visit www.veramark.com.

Veramark, VeraSMART, and eCAS are registered trademarks of Veramark Technologies, Inc. All other trademarks are the property of their respective owners.

This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes in the marketing strategies of major distributors.

Media Contact:
Tony Mazzullo
President and CEO
Veramark Technologies, Inc.
(585) 381-6000
tmazzullo@veramark.com